UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2015, Intellinetics, Inc. (the “Company”) entered into a Non-Qualified Stock Option Agreement with Sophie Pibouin for the issuance of options to purchase 128,000 shares of common stock of the Company in exchange for her services as a Director of the Company. The options are subject to certain vesting requirements and carry an exercise price of $0.75 per share. The Non-Qualified Stock Option Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the terms of the Non-Qualified Stock Option Agreement contained herein is qualified in its entirety by reference to such Exhibit 10.1.

On April 30, 2015, Intellinetics, Inc. (the “Company”) entered into a Non-Qualified Stock Option Agreement with Murray Gross for the issuance of options to purchase 640,000 shares of common stock of the Company in exchange for his services as a Director of the Company. The options are subject to certain vesting requirements and carry an exercise price of $0.75 per share. The Non-Qualified Stock Option Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The summary of the terms of the Non-Qualified Stock Option Agreement contained herein is qualified in its entirety by reference to such Exhibit 10.2.

Item 3.02	Unregistered Sales of Equity Securities.

On April 30, 2015, the Company issued 768,000 options (the “Options”), pursuant to the Non-Qualified Stock Option Agreements described in Item 1.01 of this Current Report on Form 8-K. The Company received and shall receive, as sole consideration for the Options, services from each recipient as outside Directors of the Company. The options are exempt from registration as a private offering pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The options are subject to certain vesting requirements and carry an exercise price of $0.75 per share. The Non-Qualified Stock Option Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. The summary of the terms of the Non-Qualified Stock Option Agreement contained herein is qualified in its entirety by reference to such Exhibits 10.1 and 10.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 30, 2015, A. Michael Chretien, Director and Chairman of the Board of Directors of the Company (the “Board”), resigned from the Board. Mr. Chretien’s resignation is not as a result of any disagreements with the Company. Mr. Chretien’s resignation letter is filed as exhibit 99.1 to this Current Report on Form 8-K.

On April 30, 2015, Thomas D. Moss, a Director, resigned from the Board. Mr. Moss’s resignation is not as a result of any disagreements with the Company. Mr. Moss’s resignation letter is filed as exhibit 99.2 to this Current Report on Form 8-K.

(d) On April 30, 2015, the Board elected Murray Gross as an additional Director, and appointed Mr. Gross as the Chairman of the Board, a member of the audit committee, and a member of the compensation committee. The Board approved the Option Agreement with Mr. Gross, described in Item 1.01 of this Current Report on 8-K.

On May 30, 2014, the Company issued Mr. Gross a convertible promissory note with a principal amount of $50,000, bearing interest at an annual rate of 10 percent until maturity, with a maturity date of December 31, 2015, convertible into common stock at a price of $0.56 per share.

On September 29, 2014, Mr. Gross received 89,286 shares of restricted stock from the Company in exchange for consulting services. Based on the quoted value of Company stock on September 29, 2014, the approximate value of the transaction was $22,321.50.

Prior to joining the Board, Mr. Gross was Chairman, CEO, and President of US Home Systems (NASDAQ: USHS) from its inception in 1997 through 2012. The Company grew to $180 million in sales when it was acquired by The Home Depot (NYSE: HD) in October 2012 for nearly $100 million. Prior to founding USHS, Gross was the President and COO of Facelifters Home Systems from 1987 – 1996 when it was acquired by AMRE (NYSE: AMM) for $44 million. Gross began his entrepreneurial pursuits when he co-founded Pennsylvania-based Busy Beavers Remodelers. This Company was sold to its partner, Busy Beavers Home Centers, and both companies were acquired in 1972 by Cyclops Corporation, then number 240 on the Fortune 500 list. The Board believes that Mr. Gross brings extensive experience in building successful publicly held micro-cap companies, with proven expertise in marketing & sales management, finance, and mergers & acquisitions.

(e) On April 30, 2015, the Board adopted the Intellinetics, Inc. 2015 Equity Incentive Plan (the “Plan”), which provides for the grant of cash and equity awards to the officers, directors, employees, advisors and consultants of the Company. The Plan became effective immediately upon Board adoption with respect to Non-Qualified Stock Option Agreements entered into with certain Directors. The Board plans to present the Plan for shareholder approval at the 2015 annual meeting of the stockholders of the Company (the “Annual Meeting”). Any equity incentives granted pursuant to the Plan prior to the Annual Meeting may be subject to the following limitations if the Plan is not approved by the stockholders: 1) stock issued pursuant to such equity incentives may be restricted stock, and 2) tax treatment as an Incentive Stock Option may be unavailable.

The principal features of the Plan are summarized below. The following summary does not purport to be complete and is qualified in its entirety by reference to the Plan, which is Exhibit 10.3 hereto and incorporated herein by this reference.

Purpose

The purpose of the Plan is to attract, retain, reward and motivate the best available officers, directors, employees, advisors and consultants by providing them with an equity interest in order to align their interests with those of the Company’s stockholders and providing such persons with incentives to promote the Company’s long-term growth and profitability and the success of the Company’s business and to enhance stockholder value. The Plan is also designed to permit the Company to make cash- and equity-based awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Shares Available for Issuance

A total of 2,000,000 shares of the common stock of the Company are authorized and reserved for issuance under the Plan. The shares of common stock issuable under the Plan may be authorized and unissued shares or treasury shares, including shares repurchased by the Company in the open market (other than with the proceeds of stock option exercises).

The number of shares of common stock available for issuance under the Plan will be reduced by one share for each share of common stock issued upon exercise or settlement of all awards. In the event that an award expires or is cancelled, forfeited, settled in cash or otherwise terminated before delivery of all or some of the shares subject to such award, then the number of shares available for issuance under the Plan will be increased by one share for each share subject to an award.

The Plan counts shares on a “gross” basis and does not allow the re-grant of shares withheld or surrendered in payment of the exercise price or tax withholding obligations of an award.

Administration

The Plan will be administered by the Compensation Committee or another committee appointed by the Board (the “Committee”), unless the Board decides at any time to administer the Plan. If the Board at any time decides to administer the Plan, it will have all of the powers of the Committee under the Plan. The Committee is authorized to designate which participants will receive awards, determine the type and number of awards to be granted, set the terms, conditions and provisions of awards (including the exercise price, the exercisability and vesting and the form of consideration payable upon exercise of awards), cancel awards, prescribe forms of award agreements, interpret the Plan, establish, amend and rescind rules and regulations related to the Plan, and make all other determinations which may be necessary or advisable to the administration of the Plan or the grant of awards under the Plan, subject to the terms and conditions of the Plan. The Committee may, to the extent permitted by applicable law, delegate the authority to grant or amend awards to one or more of the Company’s officers or non-employee directors. Any such officer or non-employee director will not be delegated the authority to grant awards to the Company’s officers.

Eligibility

The officers, directors, employees, consultants and advisers of the Company who, in the determination of the Committee, are responsible for or contribute to the Company’s management, growth, profitability and successful performance are eligible to receive awards under the Plan. However, only the Company’s employees are eligible to receive awards of incentive stock options under the Plan.

Limitations

During any calendar year, the maximum number of shares of common stock that can be granted to any individual participant subject to awards under the Plan is 1,000,000 shares, and the maximum amount of cash payable under awards, even performance-based awards, to any individual participant is $1 million. In addition, the maximum number of shares of common stock that can be issued upon exercise of incentive stock options awarded under the Plan is 1,000,000 shares.

Awards

The Plan provides that the Committee may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, performance awards and other stock-based compensation awards or any combination thereof to the Company’s officers, directors, employees, consultants and advisors. These awards may be granted on the terms and conditions described in the Plan. Each award will be evidenced by a separate agreement with the grantee of the award and will indicate the type, terms and conditions of the award.

The exercise price of stock options will be determined by the Committee but may not be less than the fair market value of the Company’s common stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to an employee beneficially owning more than 10% of the Company’s outstanding common stock). The Committee may grant non-qualified stock options to any eligible participant, but may grant incentive stock options only to employees. Stock options will become exercisable at such time or times in whole or in part as determined by the Committee, except that stock options may not be exercised later than 10 years after the date of grant (5 years after grant in the case of an incentive stock option granted to an employee beneficially owning more than 10% of the Company’s outstanding common stock).

The base price for stock appreciation rights will be fixed by the Committee but will not be less than the fair market value of the Company’s common stock on the date of grant. Stock appreciation rights will be exercisable at such time or times and under such other terms and conditions as determined by the Committee, except that stock appreciation rights may not be exercised later than 10 years from the date of grant.

Vesting of Awards

The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of any award may accelerate.

Transferability of Awards

Under the Plan, awards are generally not assignable or transferable by a participant, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, except to the Company under the terms of the Plan, and except that, upon approval by the Committee, non-qualified stock options and stock appreciation rights may be transferred by participants to immediate family members, to trusts for the benefit of immediate family members and to partnerships or similar entities in which such participant and the participant's immediate family members are the only parties or members.

Acceleration of Awards Upon Change in Control

The Plan provides that in the event of the Company’s “change in control” (as defined in the Plan and subject to limitations due to Section 409A of the Code), all outstanding awards under the Plan, regardless of any limitations or restrictions, will immediately vest and become fully exercisable, and all restrictions applicable to outstanding restricted stock, performance awards and other stock-based awards will lapse, unless otherwise provided by the Committee at the time of grant of the award or unless waived or deferred by the participants.

Amendment and Termination of the Plan

The Board has the right to amend, alter, suspend, discontinue or terminate the Plan at any time without the consent of the stockholders or participants, except that (i) stockholder approval of such action will be required if such approval is required by any federal or state law or regulation or stock exchange or stock market rule, regulation or policy, or if the Board in its discretion determines that obtaining such stockholder approval is advisable, and (ii) subject to the terms of the Plan, no amendment or termination of the Plan may materially and adversely affect the rights of a participant under any award granted under the Plan without the consent of the affected participant.

Unless earlier terminated by the Board, the Plan will terminate on April 30, 2025, the tenth anniversary of the adoption of the Plan, and no award may be granted under the Plan after that date, although awards granted prior to that date will remain in full force and effect subject to their terms.

The Committee may amend or terminate outstanding awards under the Plan, unless expressly prohibited by the Plan. However, the amendment or termination of any award that materially reduces the value of an award or otherwise impairs or adversely affects the rights of the participant under such award will require the consent of the participant.

Adjustments upon Changes in Capitalization

In the event that the Company’s stock changes by reason of any dividend (excluding an ordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, sale, transfer, exchange or other disposition of all or substantially all of the Company’s assets, exchange of the Company’s securities, issuance of warrants or other rights to purchase common stock or other of the Company’s securities, or other similar transaction or change in the Company’s capital structure, then the Committee will make equitable adjustments to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan by making appropriate adjustments to the number and class of shares with respect to which awards may be granted under the Plan, the maximum number of shares of common stock that may be issued to any individual in any fiscal year pursuant to awards, the terms and conditions of any outstanding awards, and the number and kind of shares and the exercise price of any outstanding award under the Plan.

Other Provisions

The Plan also contains various other provisions relating to the grant and exercise of awards, including but not limited to provisions with respect to payment of the exercise or purchase price.

Further Information

The descriptions of the Plan set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, which is Exhibit 10.3 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On April 30, 2014, the Company issued a press release announcing the appointment of Murray Gross as Director and Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Name of Exhibit
10.1	Non-Qualified Option Agreement with Sophie Pibouin, dated April 30, 2015
10.2	Non-Qualified Option Agreement with Murray Gross, dated April 30, 2015
10.3	Intellinetics, Inc. 2015 Equity Incentive Plan
99.1	Resignation letter from A. Michael Chretien, dated April 30, 2015
99.2	Resignation letter from Thomas D. Moss, dated April 30, 2015
99.3	Press release issued by Intellinetics, Inc., on April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Matthew L. Chretien
Matthew L. Chretien
President and Chief Executive Officer

Dated: April 30, 2015